EXHIBIT 99.2

JOINT FILERS’ SIGNATURES

INSIGHT E2OPEN AGGREGATOR, LLC

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By: Insight Venture Associates IX, L.P., its general partner
By: Insight Venture Associates IX, Ltd., its general partner

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P.,
its general partners
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partners

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By: Insight Venture Associates Growth-Buyout Coinvestment, L.P.,
its general partners
By: Insight Venture Associates Growth-Buyout Coinvestment, Ltd.,
its general partners

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES IX, L.P.
By: Insight Venture Associates IX, Ltd., its general partners

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT VENTURE ASSOCIATES IX, LTD.

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

Add Insight Venture Associates Growth-Buyout Coinvestment, L.P.

INSIGHT VENTURE ASSOCIATES GROWTH BUYOUT COINVESTMENT, LTD.

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer

INSIGHT HOLDINGS GROUP, LLC

By:	/s/Andrew Prodromos	Date:	08/5/2025
Name:	Andrew Prodromos
Title:	Authorized Officer